Exhibit 99.1
HALLIBURTON ANNOUNCES FIRST QUARTER 2026 RESULTS
•Net income of $0.55 per diluted share.
•Revenue of $5.4 billion and operating margin of 13%.
•Cash flow from operations of $273 million and free cash flow1 of $123 million.
•Approximately $100 million of share repurchases.
HOUSTON – April 21, 2026 – Halliburton Company (NYSE: HAL) announced today net income of $461 million, or $0.55 per diluted share, for the first quarter of 2026. This compares to net income for the first quarter of 2025 of $204 million, or $0.24 per diluted share, and adjusted net income2, excluding impairments and other charges, of $517 million, or $0.60 per diluted share, in the first quarter of 2025. Halliburton’s total revenue for the first quarter of 2026 was $5.4 billion, flat when compared to the first quarter of 2025. Operating income was $679 million in the first quarter of 2026, compared to operating income of $431 million in the first quarter of 2025, and adjusted operating income3, excluding impairments and other charges, of $787 million in the first quarter of 2025.
“I am pleased with Halliburton’s performance this quarter,” commented Jeff Miller, Chairman,
President and CEO.
“In North America, I see clear signs that we are in the early innings of a recovery.
“In international markets, our performance around the world outpaced disruptions from the
Middle East conflict.
“I expect that our consistent focus on returns and capital discipline will drive long-term success for Halliburton and its shareholders,” concluded Miller.
Operating Segments
Completion and Production
Completion and Production revenue in the first quarter of 2026 was $3.0 billion, a decrease of $104 million, or 3%, when compared to the first quarter of 2025, while operating income was $439 million, a decrease of $92 million, or 17%, when compared to first quarter of 2025.
These results were primarily driven by lower stimulation activity in North America, and lower completion tool sales and decreased pressure pumping services in the Middle East. Partially offsetting these decreases were higher completion tool sales in the Western Hemisphere, and improved pressure pumping services in Africa.
Drilling and Evaluation
Drilling and Evaluation revenue in the first quarter of 2026 was $2.4 billion, an increase of
$89 million, or 4%, when compared to the first quarter of 2025, while operating income was
$351 million, flat when compared to the first quarter of 2025. These results were primarily driven by higher project management activity in Latin America and increased drilling-related services in Europe and the Western Hemisphere. Partially offsetting these increases were lower activity across multiple product service lines in the Middle East, lower wireline activity in the Eastern Hemisphere, and decreased fluid services in the Gulf of America.
In the first quarter of 2026, the geopolitical conflict in the Middle East affected both divisions, with an impact of approximately 2 to 3 cents of net income per diluted share.
Geographic Regions
North America
North America revenue in the first quarter of 2026 was $2.1 billion, a 4% decrease when compared to the first quarter of 2025. This decline was primarily driven by lower stimulation activity and decreased artificial lift activity in US Land, and lower stimulation activity and decreased fluid services in the Gulf of America. Partially offsetting these decreases were increased drilling-related services in US Land and higher completion tool sales in the region.
International
International revenue in the first quarter of 2026 was $3.3 billion, an increase of 3% when compared to the first quarter of 2025.
Latin America revenue in the first quarter of 2026 was $1.1 billion, an increase of 22% year over year. This increase was primarily driven by higher activity across multiple product service lines in Ecuador, the Caribbean, and Brazil, and improved stimulation activity in
Mexico and Argentina. Partially offsetting these increases were lower project management activity and decreased drilling-related services in Mexico.
Europe/Africa revenue in the first quarter of 2026 was $858 million, an increase of 11% year over year. This increase was primarily driven by increased drilling-related services and higher completion tool sales in Norway, and improved pressure pumping services in Angola.
Partially offsetting these increases were lower completion tool sales in the Caspian Area and decreased drilling-related services in Namibia.
Middle East/Asia revenue in the first quarter of 2026 was $1.3 billion, a decrease of 13%
year over year. This decrease was primarily driven by lower activity across multiple product service lines in Saudi Arabia and decreased drilling-related services in Qatar. Partially offsetting these decreases were higher completion tool sales and improved fluid services in
Asia.
Other Financial Items
During the first quarter of 2026, Halliburton:
•Repurchased approximately $100 million of its common stock.
•Paid dividends of $0.17 per share.
•Spent $42 million on SAP S4 migration.
Selective Technology & Highlights
•Halliburton launched the HyperSteer™ MX directional drill bit, an industry-first shankless matrix-body bit that improves durability and maximizes directional control.
The bit delivers longer runs and fewer trips, resists erosion and abrasion, and performs reliably in high-flow, abrasive environments. HyperSteer™ MX directional drill bits utilize advanced matrix materials to resist erosion and abrasion, extend bit life in abrasive, high-flow environments, and improve efficiency and reliability during operations.
•Halliburton and the Agency for Science, Technology and Research (A*STAR),
Singapore's lead public sector research and development agency, announced the launch of the Next-Generation Energy Xccelerator Joint Lab. This initiative aims to accelerate the development and commercialization of advanced well completion technologies for the energy industry. The project is also supported by the Singapore
Economic Development Board.
•Halliburton launched the XTR™ CS injection system, a wireline-retrievable safety valve solution engineered for CO₂ injection in carbon capture, utilization, and storage wells. The system provides flexibility as a primary or contingency safety valve or as a deep-set reservoir fluid-flowback prevention device. Unlike traditional surface-
controlled wireline valves, the XTR injection system’s non-elastomeric design helps minimize leak paths and eliminate reliance on hydraulic operation systems. This system remains at steady performance at any setting depth, to simplify operations and inventory management.
•Halliburton launched the RangeStar™ Geothermal Well Spacing and Intercept
Service, a part of the family of RangeStar™ magnetic ranging services, a next-
generation solution that supports geothermal development through faster, more accurate, and fully integrated well placement. Designed for complex geothermal environments, the RangeStar Geothermal Well Spacing and Intercept Service
delivers reliable performance that reduces uncertainty and simplifies operations.
Rapid ranging determination reduces decision time from hours to minutes, supports detection distances up to 130 meters, and improves accuracy within formations and depths.
•Halliburton, in collaboration with ExxonMobil Guyana, Sekal, and Noble, delivered a groundbreaking step forward in digital well construction to achieve the deepwater industry’s first fully automated geological well placement with complete rig automation in offshore Guyana. The project combined rig automation, automated subsurface interpretation and well placement, and real-time hydraulics to establish a new benchmark for well construction performance, reservoir contact, and execution efficiency.

(1)	Free cash flow is a non-GAAP financial measure; please see reconciliation of Cash Flows from Operating Activities to Free Cash Flow in Footnote Table 3.

(2)	Adjusted net income is a non-GAAP financial measure; please see reconciliation of Net Income to Adjusted Net Income in Footnote Table 2.

(3)	Adjusted operating income is a non-GAAP financial measure; please see reconciliation of Operating Income to Adjusted Operating Income in Footnote Table 1.
About Halliburton
Halliburton is one of the world’s leading providers of products and services to the energy industry. Founded in 1919, we create innovative technologies, products, and services that help our customers maximize their value throughout the life cycle of an asset and advance a sustainable energy future. Visit us at www.halliburton.com; connect with us on LinkedIn,
YouTube, Instagram, and Facebook.
Forward-looking Statements
The statements in this press release that are not historical statements are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: changes in the demand for or price of oil and/or natural gas, including as a result of development of alternative energy sources, general economic conditions such as inflation and recession, the ability of the OPEC+ countries to agree on and comply with production quotas, and other causes; changes in capital spending by our customers; the modification, continuation or suspension of our shareholder return framework, including the payment of dividends and purchases of our stock, which will be subject to the discretion of our Board of Directors and may depend on a variety of factors, including our results of operations and financial condition, growth plans, capital requirements and other conditions existing when any payment or purchase decision is made; potential catastrophic events related to our operations, and related indemnification and insurance; protection of intellectual property rights; cyber-attacks and data security; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to oil and natural gas exploration, the environment, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; assumptions regarding the generation of future taxable income, and compliance with laws related to and disputes with taxing authorities regarding income taxes; risks of international operations, including risks relating to unsettled political conditions, war, including the current conflict in Iran, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls, tariffs, and sanctions, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; delays or failures by customers to make payments owed to us; infrastructure issues in the oil and natural gas industry; availability and cost of highly skilled labor and raw materials; completion of potential dispositions, and acquisitions, and integration and success of acquired businesses and joint ventures. Halliburton's Form 10-K for the year ended December 31, 2025, Current
Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.
HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2026	2025	2025
Revenue:
Completion and Production	$3,016	$3,120	$3,268
Drilling and Evaluation	2,386	2,297	2,389
Total revenue	$5,402	$5,417	$5,657
Operating income:
Completion and Production	$439	$531	$570
Drilling and Evaluation	351	352	367
Corporate and other	(69)	(66)	(66)
SAP S4 upgrade expense	(42)	(30)	(42)
Impairments and other charges (a)	—	(356)	(83)
Total operating income	679	431	746
Interest expense, net	(82)	(86)	(86)
Other, net	(28)	(39)	(25)
Income before income taxes	569	306	635
Income tax provision (b)	(105)	(103)	(46)
Net income	$464	$203	$589
Net (income) loss attributable to noncontrolling interest	(3)	1	—
Net income attributable to Company	$461	$204	$589

Basic and diluted net income per share	$0.55	$0.24	$0.70
Basic weighted average common shares outstanding	837	866	839
Diluted weighted average common shares outstanding	839	866	840

(a) See Footnote Table 1 for details of the impairments and other charges recorded during the three months ended March 31, 2025 and December 31, 2025.
(b)
The income tax provision during the three months ended March 31, 2026 includes a $32 million tax benefit associated with a valuation allowance release. The income tax provision during the three months ended March 31,
2025 includes a tax effect on impairments and other charges. The income tax provision during the three months ended December 31, 2025 includes an $86 million discrete tax benefit from the Foreign-Derived Intangible Income
(FDII) deduction attributable to a royalty prepayment, as well as the tax effect on impairments and other charges.

See Footnote Table 1 for Reconciliation of Operating Income to Adjusted Operating Income.
See Footnote Table 2 for Reconciliation of Net Income to Adjusted Net Income.
HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and equivalents	$2,003	$2,206
Receivables, net	5,197	4,942
Inventories	3,019	2,976
Other current assets	1,316	1,274
Total current assets	11,535	11,398
Property, plant, and equipment, net	5,182	5,261
Goodwill	2,992	2,938
Deferred income taxes	2,339	2,298
Operating lease right-of-use assets	895	938
Other assets	2,199	2,177
Total assets	$25,142	$25,010
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$3,211	$3,133
Accrued employee compensation and benefits	622	767
Current portion of operating lease liabilities	243	263
Current maturities of long-term debt	90	—
Other current liabilities	1,371	1,425
Total current liabilities	5,537	5,588
Long-term debt	7,070	7,158
Operating lease liabilities	678	712
Employee compensation and benefits	395	428
Other liabilities	637	619
Total liabilities	14,317	14,505
Company shareholders’ equity	10,780	10,461
Noncontrolling interest in consolidated subsidiaries	45	44
Total shareholders’ equity	10,825	10,505
Total liabilities and shareholders’ equity	$25,142	$25,010
HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Cash flows from operating activities:
Net income	$464	$203
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation, depletion, and amortization	295	277
Impairments and other charges	—	356
Working capital (a)	(252)	(154)
Other operating activities	(234)	(305)
Total cash flows provided by operating activities	273	377
Cash flows from investing activities:
Capital expenditures	(192)	(302)
Payments to acquire businesses	(97)	(116)
Purchases of marketable securities	(2)	(96)
Proceeds from sales of property, plant, and equipment	42	49
Sales of marketable securities	27	41
Purchase of an equity investment	—	(345)
Other investing activities	(21)	(15)
Total cash flows used in investing activities	(243)	(784)
Cash flows from financing activities:
Dividends to shareholders	(142)	(147)
Stock repurchase program	(100)	(250)
Other financing activities	5	(9)
Total cash flows used in financing activities	(237)	(406)
Effect of exchange rate changes on cash	4	(1)
Decrease in cash and equivalents	(203)	(814)
Cash and equivalents at beginning of period	2,206	2,618
Cash and equivalents at end of period	$2,003	$1,804

(a)	Working capital includes receivables, inventories, and accounts payable.
See Footnote Table 3 for Reconciliation of Cash Flows from Operating Activities to Free Cash Flow.
HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	March 31,		December 31,
Revenue	2026	2025	2025
By operating segment:
Completion and Production	$3,016	$3,120	$3,268
Drilling and Evaluation	2,386	2,297	2,389
Total revenue	$5,402	$5,417	$5,657

By geographic region:
North America	$2,136	$2,236	$2,207
Latin America	1,090	896	1,066
Europe/Africa/CIS	858	775	928
Middle East/Asia	1,318	1,510	1,456
Total revenue	$5,402	$5,417	$5,657

Operating Income
By operating segment:
Completion and Production	$439	$531	$570
Drilling and Evaluation	351	352	367
Total operations	790	883	937
Corporate and other	(69)	(66)	(66)
SAP S4 upgrade expense	(42)	(30)	(42)
Impairments and other charges	—	(356)	(83)
Total operating income	$679	$431	$746

See Footnote Table 1 for Reconciliation of Operating Income to Adjusted Operating Income.
FOOTNOTE TABLE 1
HALLIBURTON COMPANY
Reconciliation of Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2026	2025	2025
Operating income	$679	$431	$746

Impairments and other charges:
Severance costs	—	107	23
Impairment of assets held for sale	—	104	24
Impairment of real estate facilities	—	53	—
Equity in earnings loss	—	—	50
Other	—	92	(14)
Total impairments and other charges (a)	—	356	83
Adjusted operating income (b) (c)	$679	$787	$829

(a)
During the three months ended March 31, 2025, Halliburton recognized a pre-tax charge of $356 million as a result of severance costs, an impairment of assets held for sale, an impairment on real estate facilities, and other items, primarily related to legacy environmental remediation cost estimate increases. During the three months ended December 31, 2025,
Halliburton recognized a pre-tax charge of $83 million as a result of an equity in earnings loss, an impairment of assets held for sale, severance costs, and other items.

(b)
Adjusted operating income is a non-GAAP financial measure which is calculated as: “Operating income” plus “Total impairments and other charges” for the respective periods. Management believes that operating income adjusted for impairments and other charges is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items.

(c)
We calculate operating margin by dividing operating income by revenue. We calculate adjusted operating margin, a non-
GAAP financial measure, by dividing adjusted operating income by revenue. Management believes adjusted operating margin is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 2
HALLIBURTON COMPANY
Reconciliation of Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2026	2025	2025
Net income attributable to company	$461	$204	$589

Adjustments:
Impairments and other charges (a)	—	356	83
Total adjustments, before taxes	—	356	83
Tax benefit from prepayment (b)	—	—	(86)
Tax adjustment (b)	—	(43)	(10)
Total adjustments, net of taxes (c)	—	313	(13)
Adjusted net income attributable to company (c)	$461	$517	$576

Diluted weighted average common shares outstanding	839	866	840
Net income per diluted share (d)	$0.55	$0.24	$0.70
Adjusted net income per diluted share (d)	$0.55	$0.60	$0.69

(a)	See Footnote Table 1 for details of the impairments and other charges recorded during the three months ended March 31, 2025 and December 31, 2025.
(b)
During the three months ended March 31, 2025, the tax adjustment includes the effect on impairments and other charges.
During the three months ended December 31, 2025, the adjustments include an $86 million discrete tax benefit from the
FDII deduction attributable to a royalty prepayment as well as the tax effect on impairments and other charges.

(c)
Adjusted net income attributable to company is a non-GAAP financial measure which is calculated as: “Net income attributable to company” plus “Total adjustments, net of taxes” for the respective periods. Management believes net income adjusted for impairments and other charges, along with the tax adjustments is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items.

(d)
Net income per diluted share is calculated as: “Net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Adjusted net income per diluted share is a non-GAAP financial measure which is calculated as: “Adjusted net income attributable to company” divided by “Diluted weighted average common shares outstanding.”
Management believes adjusted net income per diluted share is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 3
HALLIBURTON COMPANY
Reconciliation of Cash Flows from Operating Activities to Free Cash Flow
(Millions of dollars)
(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2026	2025	2025
Total cash flows provided by operating activities	$273	$377	$1,165
Capital expenditures	(192)	(302)	(337)
Proceeds from sales of property, plant, and equipment	42	49	47
Free cash flow (a)	$123	$124	$875

(a)
Free Cash Flow is a non-GAAP financial measure which is calculated as “Total cash flows provided by operating activities”
less “Capital expenditures” plus “Proceeds from sales of property, plant, and equipment.” Management believes that Free
Cash Flow is a key measure to assess liquidity of the business and is consistent with the disclosures of Halliburton's direct, large-cap competitors.

Conference Call Details
Halliburton Company (NYSE: HAL) will host a conference call on Tuesday, April 21,
2026, to discuss its first quarter 2026 financial results. The call will begin at 8:00 a.m.
CT (9:00 a.m. ET).
Please visit the Halliburton website to listen to the call via live webcast. A recorded version will be available for seven days under the same link immediately following the conclusion of the conference call. You can also pre-register for the conference call and obtain your dial in number and passcode by clicking here.
CONTACTS
Investor Relations Contact
David Coleman
Investors@Halliburton.com
281-871-2688
Media Relations
Alexandra Franceschi
PR@Halliburton.com
281-871-2601